Exhibit 99.02


             T-NETIX Reports Financial Results for First
                     Quarter Ended March 31, 2003


    DALLAS--(BUSINESS WIRE)--May 7, 2003--T-NETIX, Inc. (NASDAQ:TNTX)

    Results of Operations

    For the first quarter of 2003, net loss applicable to common stockholders was $0.7 million, or $.05 per share, compared to net income applicable to common stockholders of $1.1 million, or $.07 per share, for the first quarter of 2002. Revenues for the first quarter of 2003 were $30.0 million compared to $24.5 million for the first quarter of 2002.
    The $5.5 million of increase in revenues comes from increases of $6.9 million in direct call provisioning and $.7 million of equipment sales, partially offset by a $2.1 million reduction in telecommunication services. The company reported a $0.9 million decline in gross margin primarily due to an increase in bad debt expense to $4.1 million in the first quarter of 2003 from $2.5 million for the first quarter of 2002. As a percentage of direct call provisioning revenues, bad debt expense was 27% for 2003 down from 30% in 2002. The company continues to refine its call validation procedures and expand its prepaid calling solutions to further reduce its uncollectible accounts. Last year the company purchased certain platform assets from ACT Telecom, a prepaid solutions provider, and is aggressively developing those assets into a corrections industry standard for a called party prepaid program. The company is confident that its called party prepaid program, together with its existing prepaid calling card program, will result in a significant reduction in bad debt expense. In coordination with its internal application, the company intends to market its called party prepaid program to other telecommunications service providers as a value added service. Additionally, in March 2003 the company advanced its investment and strategic alliance with Accudata Technologies, a provider of data validation services, that provides the company access to LIDB information useful to manage credit risks. Selling, general and administrative expenses increased $0.5 million in the first quarter of 2003 compared to 2002 due to higher legal fees related to a lawsuit the company filed in 2001 against a major competitor for patent infringement of the company's intellectual property rights. The company will continue to vigorously defend its patents and is confident in its legal assessment of its intellectual property rights. Depreciation and amortization expense increased $0.4 million for the first quarter of 2003 compared to 2002 reflecting recent capital expenditures. Interest expense increased $0.4 million for the first quarter of 2003 compared to 2002 attributable to a higher average debt outstanding and higher interest rates. The company closed a $31.0 million new financing facility in November 2002. The net loss from discontinued operations was $0.3 million for the first quarter of 2002. The company sold its discontinued operations in July 2002.

    Liquidity and Capital Resources

    Cash from continuing operations was $4.0 million for the first quarter of 2003 compared to $3.8 million for 2002. The increase is due to a $2.0 million reduction in net working capital and an increase of $0.4 million in depreciation and amortization, partially offset by a $2.2 million decline in net income from continuing operations. The company invested $2.0 million in capital expenditures for the first quarter of 2003 compared to $2.1 million in 2003 and paid $0.7 million towards its 50% ownership in Accudata Technologies. The company made net debt payments under its new credit facility of $0.9 million in the first quarter of 2003 compared to $0.5 million in 2002. Cash on hand at March 31, 2003 was $6.9 million compared to $6.6 million at December 31, 2002.

    Management Comments

    "Although we are disappointed with the bottom line results from the first quarter of this year, initiatives are in place that will improve the company's performance this year and beyond. The company projects net income for the year ending December 31, 2003 of $1.5 million to $2.3 million, or $0.10 to $0.15 per share, compared to $2.1 million, or $0.13 per share for 2002. Senior management is very bullish on the corrections industry and T-NETIX's leadership position in providing specialized inmate call processing solutions. Specifically, our sales team has been realigned with account executives focused primarily on direct call provisioning and senior executives now responsible for our telecommunication services partner relationships. We are actively marketing our ancillary products such as SecureVoice(TM), formerly PinLock(R), and our Xtreme! Validation(TM) services, and will add our called party prepaid product later this year," said Richard E. Cree, CEO. "T-NETIX has the financial resources to grow its business from cash flows from operations and its borrowing capacity under the new $31.0 million financing facility. For 2003 the company projects positive cash flow from operations to fund its capital expenditure requirements and service its debt obligations," said Henry G. Schopfer, CFO.

    Investor Conference Call

    To further discuss its first quarter results, the company will host an investor conference call on Wednesday, May 7th at 3:30PM CST. To join the call, please dial 800.915.4836 five to ten minutes prior to the start time, or attend our webcast at www.t-netix.com. If you are unable to attend, both an audio and web replay will be made available following the call. The web replay will be available at www.t-netix.com and the audio replay at 800.428.6051, passcode 292214.

    About T-NETIX, Inc.

    T-NETIX is a leading provider of specialized telecommunications products and services, including security enhanced call processing, call validation and billing for the corrections communications marketplace. The company provides its products and services to more than 1,400 private, local, county and state correctional facilities throughout the United States and Canada. We deliver these services through direct contracts with correctional facilities, and through contracts with some of the world's leading telecommunications service providers, including Verizon, AT&T, SBC Communications, Qwest and Sprint. For additional news and information, visit the company's web site at www.t-netix.com.

    Forward Looking Statements

    Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the company's specific market area. Those and other risks are more fully described in the company's filings with the Securities and Exchange Commission.

    Financial Statements to Follow


                    T-NETIX, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
      (Amounts in Thousands, Except Per Share and Share Amounts)
                              (Unaudited)

                                              March 31,   December 31,
                                                2003          2002
                                           ------------  -------------
                  ASSETS
Cash and cash equivalents                       $6,904         $6,554
Accounts receivable, net                        19,133         20,038
Prepaid expenses                                 3,369          1,608
Inventories                                      1,349          1,424
                                           ------------  -------------
       Total current assets                     30,755         29,624
Property and equipment, net                     24,530         25,342
Goodwill, net                                    2,245          2,245
Deferred tax asset                               2,297          2,297
Assets held for sale                               937            937
Intangible and other assets, net                 6,613          6,212
                                           ------------  -------------
       Total assets                            $67,377        $66,657
                                           ============  =============

   LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Accounts payable                            $12,097        $11,070
   Accrued liabilities                           7,007          5,742
   Current portion of long-term debt             3,659          3,694
                                           ------------  -------------
       Total current liabilities                22,763         20,506
   Long-term debt                               18,292         19,091
                                           ------------  -------------
       Total liabilities                        41,055         39,597

Commitments and contingencies
Stockholders' equity:
   Preferred stock, $.01 stated value,
    10,000,000 shares authorized; no shares
    issued or outstanding at March 31, 2003
     and December 31, 2002, respectively            --             --
   Common stock, $.01 stated value,
    70,000,000 shares authorized;
    15,052,210 shares issued and
    outstanding at March 31, 2003 and
    December 31, 2002                              150            150
   Additional paid-in capital                   42,334         42,334
   Accumulated deficit                         (16,162)       (15,424)
                                           ------------  -------------
       Total stockholders' equity               26,322         27,060
                                           ------------  -------------
Total liabilities and stockholders' equity     $67,377        $66,657
                                           ============  =============




                    T-NETIX, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      (Amounts in Thousands, Except Per Share and Share Amounts)
                              (Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                             -------------------------
                                                     2003        2002
                                             ------------- -----------
Revenue:
 Telecommunication services                       $13,199     $15,264
 Direct call provisioning                          15,129       8,217
 Equipment sales and other                          1,695         977
                                             ------------- -----------
       Total revenue                               30,023      24,458
Operating Costs and Expenses:
 Operating costs (exclusive of depreciation
  and amortization shown separately below)
   Telecommunications services                      5,053       5,484
   Direct call provisioning                        14,102       7,463
   Cost of equipment sold and other                   743         531
                                             ------------- -----------
       Total operating costs                       19,898      13,478
 Selling, general and administrative                6,251       5,704
 Research and development                             773         700
 Depreciation and amortization                      3,031       2,657
                                             ------------- -----------
       Total operating costs and expenses          29,953      22,539
                                             ------------- -----------
       Operating income                                70       1,919
Interest and other expenses, net                      719         306
                                             ------------- -----------
Income (loss) from continuing operations
 before income taxes                                 (649)      1,613
Income tax expense                                     89         135
                                             ------------- -----------
 Net income (loss) from continuing operations        (738)      1,478
Net loss from discontinued operations                  --        (349)
                                             ------------- -----------

Net income (loss) applicable to common
 stockholders                                       $(738)     $1,129
                                             ============= ===========

 Income (loss) per common share from
  continuing operations
   Basic                                           $(0.05)      $0.10
                                             ============= ===========
   Diluted                                         $(0.05)      $0.10
                                             ============= ===========
 Loss per common share from discontinued
  operations
   Basic                                              $--      $(0.02)
                                             ============= ===========
   Diluted                                            $--      $(0.02)
                                             ============= ===========
 Income (loss) per common share applicable to
  common shareholders
   Basic                                           $(0.05)      $0.08
                                             ============= ===========
   Diluted                                         $(0.05)      $0.07
                                             ============= ===========
 Shares used in computing net income (loss)
  per common share
   Basic                                           15,052      15,032
                                             ============= ===========
   Diluted                                         15,052      15,450
                                             ============= ===========



                    T-NETIX, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
      (Amounts in Thousands, Except Per Share and Share Amounts)
                              (Unaudited)

                                                  Three Months Ended
                                                       March 31,
                                            --------------------------
                                                    2003         2002
                                            ------------- ------------
Cash flows from operating activities:
Net income (loss) from continuing operations       $(738)      $1,478
Adjustments to reconcile net income (loss)
 to net cash provided by operating activities
 from continuing operations:
Depreciation and amortization                      3,031        2,657
Bad debt expense                                   4,073        2,519
Equity income from unconsolidated subsidiary         (15)          --
Accretion of discount on subordinated
 promissory note                                      28           --
Changes in operating assets and liabilities:
      Accounts receivable                         (3,168)      (5,745)
      Prepaid expenses                            (1,761)        (207)
      Inventories                                     75          148
      Intangibles and other assets                   155          121
      Accounts payable                             1,027         (730)
      Accrued liabilities                          1,265        3,515
                                            ------------- ------------
       Cash provided by operating activities
        of continuing operations                   3,972        3,756
                                            ------------- ------------
Cash used in investing activities:
  Purchase of property and equipment              (2,030)      (2,112)
  Investment in unconsolidated subsidiary           (730)          --
  Other investing activities                          --          (93)
                                            ------------- ------------
       Cash used in investing activities of
        continuing operations                     (2,760)      (2,205)
                                            ------------- ------------
Cash flows from financing activities:
  Net proceeds from (payments on) line of
   credit                                             --          145
  Conversion of payment in kind interest to
   debt                                               56           --
  Payments on senior secured term note              (875)          --
  Payments on other debt                             (43)        (657)
                                            ------------- ------------
       Cash provided by (used in) financing
        activities of continuing operations         (862)        (512)
                                            ------------- ------------
Cash used by discontinued operations                  --         (349)
                                            ------------- ------------
Net increase in cash and cash equivalents            350          690
Cash and cash equivalents at beginning of
 period                                            6,554          995
                                            ------------- ------------
Cash and cash equivalents at end of period        $6,904       $1,685
                                            ============= ============
Supplemental Disclosures:
  Cash paid during the period for:
      Interest                                      $317         $306
                                            ============= ============
      Income taxes                                  $120          $42
                                            ============= ============



    CONTACT: T-NETIX, Inc.
             Richard E. Cree, Chief Executive Officer
             972/241-1535
             rick.cree@t-netix.com
                 or
             Henry G. Schopfer, Chief Financial Officer
             972/241-1535
             hank.schopfer@t-netix.com
                 or
             Terri Weiss, Investor Relations
             972/236-1182
             terri.weiss@t-netix.com